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                                   EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


Date:  September 8, 1998

                              MUTUAL MANAGEMENT CORP.

                              By: /s/ Christina T. Sydor
                                 ------------------------------------
                                 Name: Christina T. Sydor
                                 Title:  Secretary


                              SALOMON SMITH BARNEY INC.

                              By: /s/ Howard M. Darmstadter
                                 ------------------------------------
                                 Name: Howard M. Darmstadter
                                 Title: Assistant Secretary


                              SALOMON BROTHERS HOLDING COMPANY INC

                              By: /s/ Stephanie B. Mudick
                                 ------------------------------------
                                 Name: Stephanie B. Mudick
                                 Title: Assistant Secretary


                              SALOMON SMITH BARNEY HOLDINGS INC.

                              By: /s/ Howard M. Darmstadter
                                 ------------------------------------
                                 Name: Howard M. Darmstadter
                                 Title: Assistant Secretary


                              TRAVELERS GROUP INC.

                              By: /s/ Stephanie B. Mudick
                                 ------------------------------------
                                 Name: Stephanie B. Mudick
                                 Title: Assistant Secretary